UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	1-13146	93-0816972
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 26, 2018, (the “Effective Date”) The Greenbrier Companies, Inc. (“Greenbrier”) entered into a Fourth Amended and Restated Credit Agreement with Bank of America, N.A. (“BofA”), as Administrative Agent (“Revolver Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as Sole Lead Arranger and Sole Bookrunner, MUFG Union Bank, N.A. (“MUFG Union Bank”), as Syndication Agent, Bank of the West, Branch Banking and Trust Company, Fifth Third Bank, and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the lenders identified therein (the “Amended Revolving Credit Facility”), which Amended Revolving Credit Facility amends and restates the Third Amended and Restated Credit Agreement dated as of October 29, 2015, as amended, entered into by Greenbrier, BofA as Administrative Agent, and the other parties thereto.

In addition, on the Effective Date, Greenbrier Leasing Company LLC (“GLC”), a wholly-owned subsidiary of Greenbrier, entered into an Amended and Restated Credit Agreement with BofA, as Administrative Agent (“Term Agent”), Merrill Lynch, as Sole Lead Arranger and Sole Bookrunner, MUFG Union Bank, as Syndication Agent, and the lenders identified therein (the “Term Lenders” and such facility, the “Amended Term Facility”), which Amended Term Facility amends and restates the Credit Agreement dated as of March 20, 2014, as amended (the “Former Term Facility”), entered into by GLC, BofA as Administrative Agent, and the other parties thereto.

The Amended Revolving Credit Facility and the Amended Term Facility are described further below.

Amended Revolving Credit Facility

The Amended Revolving Credit Facility allows Greenbrier to borrow, on a revolving basis, up to $600.0 million based on availability under a borrowing base formula. The Amended Revolving Credit Facility provides for additional incremental facilities in an aggregate amount not to exceed $50.0 million, subject to customary deliveries and approvals. The Amended Revolving Credit Facility matures on September 26, 2023, at which time all amounts outstanding thereunder are immediately due and payable.

Advances under the Amended Revolving Credit Facility are limited by a borrowing base formula consisting of a percentage of eligible domestic assets including inventory, receivables, leased railcars and property, plant and equipment. Outstanding borrowings under the Amended Revolving Credit Facility bear interest at a variable rate equal to the Applicable Rate (defined as a margin to be adjusted based upon a leverage based pricing grid) plus one of the following indexes chosen by the Company: (i) the Eurocurrency Rate (an adjusted rate based on LIBOR) and (ii) for Dollar-denominated loans only, the Base Rate (to be defined as the highest of (a) the Bank of America “prime rate”, (b) the Federal Funds rate plus .50% and (c) a daily rate equal to the one-month LIBOR plus 1.0%).

The Amended Revolving Credit Facility contains customary representations, warranties and covenants, including specified restrictions on indebtedness, dispositions, restricted payments, transactions with affiliates, liens, fundamental changes, sale and leaseback transactions and other restrictions. The Amended Revolving Credit Facility also requires Greenbrier to comply with various financial covenants and contains customary events of default, which include non-payment, covenant breaches and the occurrence of any Change of Control (as defined in the Amended Revolving Credit Facility). If an event of default occurs, then, to the extent permitted in the Amended Revolving Credit Facility, the Revolver Agent may terminate the commitments under the Amended Revolving Credit Facility, accelerate any outstanding loans under the Amended Revolving Credit Facility and demand the deposit of cash collateral equal to 105% of the lenders’ letter of credit exposure plus interest thereon under the Amended Revolving Credit Facility.

Greenbrier’s obligations under the Amended Revolving Credit Facility are guaranteed by Greenbrier’s material U.S. subsidiaries (the “Revolver Subsidiary Guarantors”) and secured by a grant of a security interest in substantially all of the assets of Greenbrier and the Revolver Subsidiary Guarantors pursuant to the terms of a Fourth Amended and Restated Security Agreement (dated the Effective Date) among Greenbrier, the Revolver Subsidiary Guarantors, and Revolver Agent and a pledge of shares in such Revolver Subsidiary Guarantors pursuant to the terms of a Fourth Amended and Restated Pledge Agreement (dated the Effective Date) among Greenbrier, the Revolver Subsidiary Guarantors, and Revolver Agent. Such security and pledge agreements contain customary representations, warranties and covenants, including specified restrictions on changes in names or collateral locations, and other restrictions.

Amended Term Facility

Pursuant to the Amended Term Facility, on the Effective Date, the Term Lenders made a $225.0 million senior secured term loan (“Term Loan”) to GLC, as the borrower. A portion of the proceeds from the Term Loan were used by GLC to refinance the principal and interest outstanding under the Former Term Facility.

The Term Loan is subject to a borrowing base which is determined based on the net book value of certain pledged railcar assets and GLC is obligated to make mandatory prepayments if the borrowing base ratio exceeds the required threshold. The Term Loan is to be repaid in equal quarterly installments of $1,968,750 each, commencing September 28, 2018, with the remaining outstanding amounts, plus accrued interest, to be paid on the maturity date of September 26, 2023. GLC may make voluntary prepayments without penalty, and the Amended Term Facility provides for incremental facilities in an aggregate amount not to exceed $25.0 million subject to the terms and conditions set forth in the Amended Term Facility.

Amounts outstanding under the Term Loan bear interest at a variable rate equal to the Applicable Rate (defined as a margin to be adjusted based upon a leverage based pricing grid), plus one of the following indexes chosen by the Company: (i) the Eurocurrency Rate (an adjusted rate based on LIBOR) and (ii) the Base Rate (to be defined as the highest of (a) the Bank of America “prime rate”, (b) the Federal Funds rate plus .50% and (c) a daily rate equal to the one-month LIBOR plus 1.0%). Pursuant to an interest-rate SWAP contract also entered into on September 26, 2018, GLC locked in a fixed rate of 2.9945% in place of the otherwise floating Eurocurrency Rate for one-half of the principal amount of the Term Loan. The Amended Term Facility contains customary representations, warranties and covenants, including specified restrictions on indebtedness, dispositions, restricted payments, transactions with affiliates, liens, fundamental changes, sale and leaseback transactions and other restrictions applicable to GLC and its subsidiaries, and GLC is required to comply with certain financial covenants. The Amended Term Facility contains customary events of default, such as non-payment, covenant breaches and the occurrence of a Change of Control (as defined in the Amended Term Facility). If an event of default occurs, then, to the extent permitted in the Amended Term Facility, the Term Agent may accelerate the outstanding amounts owing in respect of the Term Loan under the Amended Term Facility.

In addition, on the Effective Date, GLC entered into an Amended and Restated Security Agreement between GLC and the Term Agent under which GLC granted the Term Agent, for the benefit of the Term Lenders, a security interest in the railcar assets (and related proceeds) included in the borrowing base to secure its obligations under the Amended Term Facility. Such security agreement contains customary representations, warranties, and covenants, including specified restrictions on changes in names or collateral locations and other restrictions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC. (Registrant)

Date: September 27, 2018	By:	/s/ Adrian J. Downes
Senior Vice President, Acting Chief Financial Officer and Chief Accounting Officer
(Principal Accounting Officer)